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                                                                   Exhibit 10.52

              ADDENDUM TO THE LICENSE AGREEMENT AND MUTUAL RELEASE

Reference is made to the LICENSE AGREEMENT AND MUTUAL RELEASE (the "Agreement") made and entered into as of June 11, 2003, by and between ESS Technology International Inc. ("ETI"), ESS Technology, Inc. ("ESS") and MediaTek Incorporation ("MediaTek").

The following amendments to the Agreement are made pursuant to paragraph 11.2 of the Agreement in order to clarify the issues with respect to responsibility for the application for a tax exemption and the payment of the escrow funds for the tax exemption, respectively described in paragraphs 4.2 and 13.3 of the
Agreement:

1. The parties agree to continue working together in good faith to file an application, in the name of ETI/ESS, for the exemption of Taiwan's withholding tax on the initial license fee and quarterly royalty payments under the Agreement, and to provide each other all necessary documents and assistance in connection with this application. ETI/ESS agrees to first submit to MediaTek for review and comments the documents it prepares and proposes to provide to the taxing authority of the government of Taiwan for the purpose of the tax exemption filing, and, if necessary, to incorporate reasonable changes suggested by MediaTek. The references in the Agreement to "MediaTek's application" shall be interpreted to refer to this ETI/ESS application.

2. Providing that ETI/ESS' application for a tax exemption is denied, in whole or in part, by the taxing authority of the government of Taiwan, MediaTek shall make withholding tax payments to the government of Taiwan, plus any additional withholding tax payments for applicable quarterly royalty payments, pursuant to paragraphs 4.2.1, 4.2.2 and relevant provisions of the Agreement, irrespective of ETI/ESS' decision as to whether to file an appeal against a denial of such tax exemption application, unless otherwise stipulated by both parties under the Agreement.

3. In no event shall MediaTek be obligated or liable to file an appeal against a denial of ETI/ESS' application for tax exemption. However, MediaTek agrees to provide assistance, including but not limited to providing any documents required for or in connection with appeal proceedings, upon the request of ETI and/or ESS.

4. If ETI/ESS' application is granted (either in response to the application, an appeal against a denial of the application, or administrative court proceedings whatsoever), MediaTek agrees to provide assistance to ESS/ETI to seek refund or return of the withholding taxes paid by MediaTek, if any, from relevant authorities of the government of Taiwan, including but not limited to providing any documents required for refund or return of the withholding taxes. MediaTek shall repay ETI/ESS, by wire transfer to an account specified by ETI, the refund or return of withholding taxes received from the government of Taiwan, if any, in accordance with paragraph 4 of the Agreement within ten (10) business days of MediaTek's receipt of the same.

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5.       If ETI/ESS' application for a withholding tax exemption described in paragraph 4.2 of the Agreement is granted (either in response to the application, an appeal against a denial of the application, or administrative court proceedings whatsoever), and the withholding tax payments called for in paragraph 4.2.1 and 4.2.2 of the Agreement, if any, have been paid to ETI, then the *** upon MediaTek's delivery to the *** under paragraph 2(b) of the ***.

6. ESS and ETI agree that they shall not deliver any Application Approval Notice to the escrow agent until all possible appeals from a denial of the application have been exhausted.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS ADDENDUM AS OF THE DAY AND YEAR WRITTEN BELOW:

Dated 8 July 2003                           ESS TECHNOLOGY INTERNATIONAL, INC.

                                            By     /s/ Shiu Leung Chan
                                                   -----------------------------

                                            Name   Shiu Leung Chan

                                            Title  Chairman

Dated 8 July 2003                           ESS TECHNOLOGY, INC.

                                            By     /s/ Robert L. Blair
                                                   -----------------------------

                                            Name   Robert L. Blair

                                            Title  Chief Executive Officer

Dated 8 July 2003                           MEDIATEK INCORPORATION

                                            By     /s/ Ming-Kai Tsai
                                                   -----------------------------

                                            Name   Ming-Kai Tsai

                                            Title  Chairman

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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